Exhibit 99.1

PATHEON REPORTS FISCAL 2013 RESULTS

Top-line growth at 36.6 percent

TORONTO (January 10, 2014) – Patheon Inc. (TSX: PTI), a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry, announced today full year results for fiscal 2013.

Highlights for the year include:

•	Revenues for the year increased to $1,023.1 million from $749.1 million in the same period last year, an increase of $274.0 million or 36.6 percent. Revenue resulting from the Banner acquisition was $217.3 million.

•	Gross profit for the year increased to $249.1 million from $159.3 million in the same period last year, an increase of $89.8 million or 56.4 percent.

•	Adjusted EBITDA increased in the current fiscal year to $146.2 million from $87.4 million in the same period last year, an increase of $58.8 million.

•	Loss from continuing operations improved to $35.7 million from a loss of $106.4 million in the prior year, an improvement of $70.7 million.

In addition, as previously announced, Patheon has entered into an arrangement agreement with JLL/Delta Patheon Holdings, L.P., a limited partnership under which Patheon will be taken private pursuant to a court-approved plan of arrangement under the Canada Business Corporations Act. The new company has not been named and is being called NewCo. NewCo will be a leading global contract development and manufacturing organization with anticipated fiscal 2014 sales of about $2.0 billion (pro-forma) and a strong EBITDA and operational cash flow. NewCo is sponsored by an entity controlled by JLL Partners, Inc. and Koninklijke DSM N.V.

About Patheon

Patheon Inc. (TSX: PTI) is a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry for a full array of solid and sterile dosage forms. Through the company’s recent acquisition of Banner Pharmacaps – a market leader in soft gelatin capsule technology – Patheon now also includes a proprietary products and technology business.

Patheon provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. The company’s integrated network consists of 15 locations, including 12 commercial contract manufacturing facilities and 9 development centers across North America and Europe. Patheon enables customer products to be launched with confidence anywhere in the world. For more information, visit www.patheon.com.

Use of Non-GAAP Financial Measures

Commencing in fiscal 2013, the Company revised its calculation of Adjusted EBITDA to exclude stock-based compensation expense, consulting costs related to its operational initiatives, purchase accounting adjustments, and acquisition-related litigation expenses. The Company believes that excluding these items from Adjusted EBITDA better reflects the underlying performance. Based on the revisions to the definition of Adjusted EBITDA, the Company has recast the presentation of Adjusted EBITDA for the twelve months ended October 31, 2012, to be consistent with the current period presentation. Adjusted EBITDA is now income (loss) from continuing operations before repositioning expenses, interest expense, foreign exchange losses reclassified from other comprehensive income (loss), refinancing expenses, acquisition and integration costs (including certain product returns and inventory write-offs recorded in gross profit), gains and losses on sale of capital assets, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, consulting costs related to our operational initiatives, purchase accounting adjustments, acquisition-related litigation expenses and other income and expenses. Since Adjusted EBITDA is a non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other issuers. Readers are cautioned that Adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance. Adjusted EBITDA is used by management as an internal measure of profitability. The Company has included Adjusted EBITDA because it believes that this measure is used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business. A reconciliation of Adjusted EBITDA to the closest U.S. GAAP measure is included with the financial statements in this press release.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect our expectations regarding our future growth, results of operations, performance (both operational and financial) and business prospects and opportunities. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans,” “expects,” or “does not expect,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends” and similar expressions or statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect our current assumptions based upon information currently available to us and based upon what we believe to be reasonable assumptions, we cannot be certain that actual results will be consistent with these forward-looking statements. Our current material assumptions include assumptions related to customer volumes, regulatory compliance, foreign exchange rates, employee severance costs associated with termination and projected integration savings related to the Banner acquisition. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to international operations and foreign currency fluctuations; customer demand for our services; regulatory matters affecting manufacturing and pharmaceutical development services; impacts of acquisitions, divestitures, restructurings, and other strategic transactions (including our proposed transaction with JLL/Delta Patheon Holdings, L.P.), including our ability to achieve our intended objectives with respect to such transactions and integrate businesses that we may acquire or combine with; implementation of our operational excellence initiatives and transformation activities; our ability to effectively transfer business between facilities; the global economic environment; our exposure to complex production issues; our substantial financial leverage; interest rate risks; potential environmental, health and safety liabilities; credit and customer concentration; competition; rapid technological change; product liability claims; intellectual property; the fact that we have a majority shareholder that can exercise significant influence over us; supply arrangements; pension plans; derivative financial instruments; and our dependence upon key management, scientific and technical personnel. For additional information regarding risks and uncertainties that could affect our business, please see Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, and our other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although we have attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. These forward-looking statements are made as of the date of this annual report on Form 10-K, and except as required by law, we assume no obligation to update or revise them to reflect new events or circumstances.

Patheon Inc.

CONSOLIDATED BALANCE SHEETS

	As of October 31,
	2013	2012
(in millions of U.S . dollars)	$	$

Assets
Current
Cash and cash equivalents	61.6	39.4
Accounts receivable, net	191.3	161.7
Inventories	137.8	82.3
Income taxes receivable	3.6	0.4
Prepaid expenses and other	15.3	11.9
Deferred tax assets - short-term	6.1	4.3

Total current assets	415.7	300.0

Capital assets	496.7	416.4
Intangible assets	69.2	—
Deferred financing costs	20.2	4.9
Deferred tax assets	0.1	—
Goodwill	48.5	3.5
Investments	8.4	6.3
Other long-term assets	19.0	11.8

Total assets	1,077.8	742.9

Liabilities and shareholders’ equity
Current
Short-term borrowings	3.0	2.4
Accounts payable and accrued liabilities	221.9	186.2
Income taxes payable	0.1	5.7
Deferred revenues - short-term	15.0	13.9
Deferred tax liability - short-term	0.1	—
Current portion of long-term debt	6.8	—

Total current liabilities	246.9	208.2

Long-term debt	599.2	310.7
Deferred revenues	20.1	28.9
Deferred tax liabilities	43.4	23.0
Other long-term liabilities	41.8	47.8

Total liabilities	951.4	618.6

Shareholders’ equity
Restricted voting shares	610.6	572.5
Contributed surplus	16.7	16.5
Accumulated deficit	(514.5)	(478.6)
Accumulated other comprehensive income	13.6	13.9

Total shareholders’ equity	126.4	124.3

Total liabilities and shareholders’ equity	1,077.8	742.9

Patheon Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended October 31,
	2013	2012	2011
(in millions of U.S. dollars, except loss per share)	$	$	$

Revenues	1,023.1	749.1	700.0
Cost of goods sold	774.0	589.8	568.2

Gross profit	249.1	159.3	131.8
Selling, general and administrative expenses	163.6	128.6	120.2
Research and development	10.9	—	—
Repositioning expenses	15.8	6.1	7.0
Acquisition and integration costs	13.1	3.2	—
Impairment charge	13.1	57.9	—
(Gain) loss on sale of fixed assets	(1.3)	0.4	0.2

Operating income (loss)	33.9	(36.9)	4.4
Interest expense, net	47.8	26.5	25.6
Foreign exchange loss (gain)	0.8	0.5	(1.6)
Refinancing expenses	29.2	—	—
Other income, net	(1.6)	(0.9)	(4.9)

Loss from continuing operations before income taxes	(42.3)	(63.0)	(14.7)
Current	8.7	9.2	1.6
Future	(15.3)	34.2	(0.5)

(Benefit from) provision for income taxes	(6.6)	43.4	1.1

Loss from continuing operations	(35.7)	(106.4)	(15.8)
Loss from discontinued operations	(0.2)	(0.3)	(0.6)

Net loss for the period	(35.9)	(106.7)	(16.4)

Net loss attributable to restricted voting shareholders	(35.9)	(106.7)	(16.4)

Basic and diluted loss per share
From continuing operations	($0.255)	($0.821)	($0.122)
From discontinued operations	($0.001)	($0.002)	($0.005)

	($0.256)	($0.823)	($0.127)

Weighted-average number of shares outstanding during period - basic and diluted (in thousands)	140,072	129,639	129,639

Patheon Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended October 31,
	2013	2012	2011
(in millions of U.S. dollars)	$	$	$
Operating activities
Loss from continuing operations	(35.7)	(106.4)	(15.8)
Add (deduct) charges to operations not requiring a current cash payment
Depreciation and amortization	48.4	40.8	53.2
Impairment charge	13.1	57.9	—
Other non-cash interest	9.7	1.2	1.1
Change in other long-term assets and liabilities	(14.4)	(2.2)	(4.0)
Deferred income taxes	(15.3)	34.2	(0.6)
Amortization of deferred revenues	(18.3)	(13.1)	(45.0)
(Gain) loss on sale of capital assets	(1.3)	0.4	0.2
Stock-based compensation expense	3.2	3.1	3.5
Excess tax benefit from share-based payment arrangements	(1.0)	—	—
Other	(1.3)	(0.9)	(0.1)

	(12.9)	15.0	(7.5)
Net change in non-cash working capital balances related to continuing operations	8.8	(6.8)	1.0
Increase in deferred revenues	17.3	25.2	30.4

Cash provided by operating activities of continuing operations	13.2	33.4	23.9
Cash used in operating activities of discontinued operations	(0.2)	(0.4)	(1.0)

Cash provided by operating activities	13.0	33.0	22.9

Investing activities
Additions to capital assets	(49.8)	(53.4)	(47.8)
Proceeds on sale of capital assets	6.6	0.4	0.4
Proceeds on sale of business, net	—	1.0	—
Acquisitions, net of cash acquired	(256.1)	—	—

Cash used in investing activities of continuing operations	(299.3)	(52.0)	(47.4)
Cash provided by investing activities of discontinued operations	—	0.1	—

Cash used in investing activities	(299.3)	(51.9)	(47.4)

Financing activities
(Decrease) increase in short-term borrowings	—	(3.8)	4.2
Proceeds from long-term borrowings	647.0	40.9	13.5
Increase in deferred financing costs	(22.7)	—	—
Repayment of debt, net of penalty	(353.5)	(11.1)	(15.0)
Share issue cost	(0.8)	—	—
Proceeds on issuance of restricted voting shares	35.9	0.3	—
Excess tax benefit from share-based payment arrangements	1.0	—	—

Cash provided by financing activities of continuing operations	306.9	26.3	2.7

Cash provided by financing activities	306.9	26.3	2.7

Effect of exchange rate changes on cash and cash equivalents	1.6	(1.4)	1.7

Net increase (decrease) in cash and cash equivalents during the period	22.2	6.0	(20.1)
Cash and cash equivalents, beginning of period	39.4	33.4	53.5

Cash and cash equivalents, end of period	61.6	39.4	33.4

Supplemental cash flow information
Interest paid	42.1	25.4	25.0

Income taxes paid (received), net	13.3	2.2	(1.3)

Patheon Inc.

ADJUSTED EBITDA RECONCILIATION

	Twelve months ended October 31,
	2013	2012	2011
(in millions of U.S. dollars)	$	$	$
Loss from continuing operations	(35.7)	(106.4)	(15.8)
Add (deduct):
(Benefit from) provision for income taxes	(6.6)	43.4	1.1
(Gain) loss on sale of capital assets	(1.3)	0.4	0.2
Acquisition and integration costs	20.2	3.2	—
Refinancing expenses	29.2	—	—
Interest expense, net	47.8	26.5	25.6
Repositioning expenses	15.8	6.1	7.0
Depreciation and amortization	48.4	40.8	53.2
Impairment charge	13.1	57.9	—
Operational initiatives related consulting costs	2.3	13.3	9.0
Acquisition-related litigation expenses	6.4	—	—
Stock-based compensation expense	3.2	3.1	3.5
Purchase accounting adjustments	5.0	—	—
Other	(1.6)	(0.9)	(4.9)

Adjusted EBITDA	146.2	87.4	78.9

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SOURCE: Patheon Inc.

Contact:

Patheon Inc.

Tel: (919) 226-3200

Email: investorrelations@patheon.com